                                                                 Exhibit 99.1

      The following is an excerpt from the private offering memorandum, dated September 25, 2002:

                           "DESCRIPTION OF THE NOTES

GENERAL

         The notes will be issued under an Indenture, dated as of September 30, 2002, as supplemented and amended from time to time (the "Indenture"), among Staples, the Guarantor Subsidiaries and HSBC Bank USA, New York, New York, as trustee (the "Trustee"). HSBC Bank USA is an affiliate of HSBC Securities (USA) Inc. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to all of the provisions of the Indenture, which provisions of the Indenture are incorporated herein by reference. Capitalized and other terms not otherwise defined herein shall have the meanings given to them in the Indenture. You may obtain a copy of the Indenture from Staples upon request. See "Where You Can Find More Information."

         The notes will initially be limited to $325,000,000 aggregate principal amount. See "--Further Issues". The notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The notes are unsecured obligations of Staples and rank equally with all other unsecured and unsubordinated indebtedness of Staples.

         The notes will mature and the principal amount, together with interest accrued and unpaid thereon, will be payable on October 1, 2012. The notes will not have the benefit of any sinking fund.

         The notes will bear interest at the annual interest rate of 7.375% from September 30, 2002, payable semiannually on April 1 and October 1 of each year, commencing on April 1, 2003. Interest will be computed on the basis of a 360-day year, comprised of twelve 30-day months. Interest is payable to the persons in whose names the notes are registered at the close of business on the fifteenth calendar day prior to the Interest Payment Date (each, a "Record Date").

         If any Interest Payment Date, other than at maturity, for the notes would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the next day that is a Business Day. If the maturity date for the notes falls on a day which is not a Business Day, payment of principal and interest with respect to such notes will be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date.

         The notes will be guaranteed by Staples the Office Superstore, Inc., Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc., Hackensack Funding, LLC and Rochester Capital, LLC, each wholly owned subsidiaries of Staples (each a "Guarantor Subsidiary"). The Guarantor Subsidiaries also have guaranteed Staples' 7.125% Senior Notes, 5.875% Euro Notes and New Credit Facility and Receivables Agreement.

         Each Guarantor Subsidiary, jointly and severally, will unconditionally and irrevocably guarantee the due and punctual payment of the principal of and interest on the notes, all in accordance with the terms of the guarantees of the notes. A guarantee will be endorsed on each note, will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of the respective Guarantor Subsidiary.

         The Indenture provides that a Guarantor Subsidiary may be released from its obligations under the Indenture if it ceases to be a wholly owned subsidiary of Staples, subject to the satisfaction of certain conditions.

         "Business Day" means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are open for business and which is also a London Banking Day.

         Payment of interest and principal on the global notes will be made to Cede & Co., the nominee for DTC, as the registered owner of the global notes by wire transfer of immediately available funds as described in " --Book-Entry Only; Delivery and Form."

         The principal of and interest on the notes will be payable in U.S. dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. No service charge will be made for any registration of transfer or exchange of notes, but Staples may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The notes may be presented for registration of transfer or exchange at the office of the registrar for the notes or at any other office or agency maintained by Staples or the registrar for such purpose. Initially, the Trustee will act as registrar for the notes.

INTEREST RATE ADJUSTMENT

         While the notes are outstanding, the interest payable on the notes will be subject to adjustment from time to time if either Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("Standard & Poor's") reduces its rating assigned to the notes below Baa2, in the case of Moody's, or below
BBB-, in the case of Standard & Poor's, and in the event of subsequent upgrades or downgrades by either Moody's or Standard & Poor's, the coupon interest rate on the notes will be further adjusted. The table below illustrates the range of adjustments.

         The coupon interest rate on the notes will be equal to the initial coupon interest rate of 7.375% plus the sum of the applicable Moody's adjustment amount and the applicable Standard & Poor's adjustment amount (the "Applicable Adjustment Amount") set forth in the table below; provided, however, that the maximum Applicable Adjustment Amount shall be 1.25% and in no event shall the coupon interest rate payable on the notes exceed 8.625%. In no event shall the coupon interest rate payable on the notes be less than 7.375%.

         If either Moody's or Standard & Poor's changes the ratings on the notes, the coupon interest rate on the notes will be re-adjusted to reflect the new rating in accordance with the table below.


                                                                      STANDARD & POOR'S
MOODY'S RATING   MOODY'S ADJUSTMENT AMOUNT  STANDARD & POOR'S RATING  ADJUSTMENT AMOUNT
---------------  -------------------------  ------------------------  -----------------
Baa2 or higher   None                       BBB- or higher            None
Baa3             0.25%                      BB+                       0.25%
Ba1              0.50%                      BB                        0.50%
Ba2              0.75%                      BB-                       0.75%
Ba3              1.00%                      B+                        1.00%
B1 or lower      1.25%                      B or lower                1.25%


         Each interest rate adjustment required by any change in ratings, whether resulting from the action of Moody's or Standard & Poor's, will be independent of, and in addition to, any and all other adjustments and payments of Liquidated Damages. Any such interest rate adjustment will take effect for the interest rate period beginning immediately after the first interest payment date following the related downgrade or upgrade, as the case may be. There is no limit to the number of times the interest rate payable on the notes can be adjusted.

         For this purpose, a ratings category is the difference between the particular rating assigned by either Moody's or Standard & Poor's and the next higher or next higher or next lower rating. For example, in the case of Moody's, the difference between Baa2 and Baa3 shall constitute one rating category and, in the case of Standard & Poor's, the difference between BBB- and BB+ shall constitute one rating category. If Moody's or Standard & Poor's changes the rating categories that they currently use, then the references to those categories in this section shall refer to the appropriate successor rating categories.

         A rating reflects only the view of Moody's or Standard & Poor's and is not a recommendation to buy, sell or hold the notes.

BOOK-ENTRY ONLY; DELIVERY AND FORM

         THE GLOBAL NOTES

         RULE 144A GLOBAL NOTES. Notes offered and sold to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act ("QIBs) will be issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Rule 144A Global Notes"). The Rule 144A Global Notes will be deposited on the issue date with DTC and registered in the name of Cede & Co., as nominee of DTC. Interests in the Rule 144A Global Notes will be available for purchase only by QIBs.

         REGULATION S GLOBAL NOTES. Notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S will be issued in the form of one or more registered notes in global form, without interest coupons (collectively, the "Regulation S Global Notes"). The Regulation S Global Notes will be deposited upon issuance with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraph for credit to the respective accounts of the purchaser (or to such other accounts as they may direct) at Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), or Clearstream Banking, societe anonyme ("Clearstream").

         Investors may hold their interests in the Regulation S Global Notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Prior to the expiration of the Restricted Period (as defined below), interests in the Regulation S Global Notes may only be held through Euroclear or Clearstream (as indirect participants in DTC) unless exchanged for interests in the Rule 144A Global Notes in accordance with the transfer and certification requirements described herein. After the expiration of the Restricted Period, investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in the DTC system.

         Except as set forth below, the Rule 144A Global Note and the Regulation S Global Note may be transferred, in whole or in part, solely to another nominee of DTC or a successor to DTC or its nominee. All interests in the global notes, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear and Clearstream may also be subject to the procedures and requirements of those systems.

         The notes will be subject to certain restrictions on transfer and will bear a restrictive legend as set forth under "Notice to Investors."

         EXCHANGES AMONG THE GLOBAL NOTES

         Prior to the 40th day after the later of the commencement of the offering of the notes and the closing date (such period through and including the 40th day, the "Restricted Period"), transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note will be made only in accordance with the applicable procedures of DTC and upon receipt by the trustee of a written certification from the transferor of the beneficial interest in the form provided in the Indenture to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A under the Securities Act. This certification will no longer be required after the expiration of the Restricted Period.

         Exchanges of beneficial interests in one global note for interests in another global note will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including Clearstream and Euroclear. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in that global note and become an interest in the global note to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global note to which the beneficial interest is transferred for as long as it remains an interest in that global note.

         CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

         The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

         DTC has advised us that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a "banking organization" within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System, (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (5) a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934. DTC was created to hold notes for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, referred to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own notes held by or on behalf of DTC only through participants or indirect participants.

         Pursuant to procedures established by DTC, upon deposit of each of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with an interest in the global notes. Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

         The laws of some jurisdictions may require that some types of purchasers of notes take physical delivery of the notes in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer the interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive security in respect of the interest.

         So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of notes under the Indenture or the global note.

         We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

         Payments with respect to the principal of, and premium, if any, Liquidated Damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the notes under the Indenture. Under the terms of the Indenture, we may treat, and the Trustee may treat, the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the Trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in the global note, including principal, premium, if any, Liquidated Damages, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in the global notes will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of the sale of an interest in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         ISSUANCE OF CERTIFICATED NOTES

         If (1) we notify the Trustee in writing that DTC, Euroclear or Clearstream is no longer willing or able to act as a depositary or clearing system for the notes or DTC ceases to be registered as a clearing agency under the Exchange Act, (2) the depositary is closed for business for a continuous period of 14 days (other than by reason of statutory or other holiday), (3) we, at our option, notify the Trustee in writing that we elect to cause the issuance of notes in definitive form under the Indenture or (4) upon the occurrence and continuation of an event of default under the Indenture, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the Trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons.

         Neither we nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

OPTIONAL REDEMPTION

         All or a portion of the notes may be redeemed at our option at any time or from time to time. The redemption price for the notes to be redeemed on any redemption date will be equal to the greater of the following amounts:

     o 100% of the principal amount of the notes being redeemed on the redemption date; and

     o the sum of the present values of the remaining scheduled payments of principal, interest and Liquidated Damages (as adjusted for any announced rating change as of the date of the notice of redemption, whether or not effective) on the notes being redeemed on that redemption date (not including any portion of such payments representing interest or Liquidated Damages accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 50 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the notes, that redemption will not be conditional upon receipt by the paying agent or the Trustee of monies sufficient to pay the redemption price.

         Unless we default in payment of the redemption price, on or after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption. We will pay the redemption price, any accrued interest and Liquidated Damages once you surrender your note for redemption. If only a portion of the notes is redeemed, the Trustee will deliver to you a new note of the same series for the remaining portion without charge.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

         "Reference Treasury Dealer" means (A) J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. (or their respective affiliates which are Primary Treasury Dealers) and their respective successors; provided however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with us.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

CERTAIN COVENANTS

         LIMITATION ON LIENS

         Staples may not, and may not permit any Principal Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of Staples or any Subsidiary upon any Principal Property, or upon shares of capital stock or evidences of Indebtedness issued by any Principal Subsidiary and owned by Staples or any Principal Subsidiary (whether such Principal Property, shares or evidences of indebtedness were owned as of the date of the Indenture or thereafter acquired), without making, or causing such Principal Subsidiary to make, effective provision to secure all of the outstanding Notes by such Lien, equally and ratably with any and all other indebtedness thereby secured, so long as such Indebtedness is so secured, unless, after giving effect thereto, the sum of (A) the principal amount of all such other Indebtedness secured by all such Liens and (B) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the Indenture and otherwise prohibited as described under "--Limitation on Sale and Leaseback Transactions" below does not exceed 10% of Consolidated Net Tangible Assets of Staples. The foregoing restrictions shall not apply to Indebtedness secured by Liens existing on the date of the Indenture or to: (i) Liens on any property existing at the time of the acquisition thereof; (ii) Liens on property of a corporation existing at the time such corporation is merged into, consolidated with or acquired by Staples or a Principal Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to Staples or a Principal Subsidiary, PROVIDED that such Lien as a result of such merger, consolidation, acquisition, sale, lease or other disposition is not extended to property owned by Staples or such Principal Subsidiary immediately prior thereto; (iii) Liens on property of a corporation existing at the time such corporation becomes a Principal Subsidiary; (iv) Liens securing Indebtedness of a Principal Subsidiary to Staples or to another Principal Subsidiary; (v) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purpose (including purchase money security interest or money mortgage on real or personal property), PROVIDED that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 24 months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property or of such property as so constructed, developed or improved; (vi) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, PROVIDED that Staples must have disposed of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to Staples or any Subsidiary; (vii) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (viii) Liens to secure Indebtedness on any Principal Property of joint ventures which constitute Principal Subsidiaries in which Staples or a Principal Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures and (ix) any extension, renewal, replacement or refunding of any Lien existing on the date of the

Indenture or referred to in clauses (i) to (iii) or (v), provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (i) to (iii) or (v) shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

         LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

         Staples may not, and may not permit any Principal Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless, either (i) Staples or such Principal Subsidiary would be entitled to issue, assume or guarantee Indebtedness secured by a Lien on such Principal Property without equally and ratably securing the outstanding notes as described under "--Limitation on Liens" above; (ii) Staples or such Principal Subsidiary applies, within 180 days after the effective date of such Sale and Leaseback Transaction, an amount equal to the Net Available Proceeds therefrom to (A) the acquisition of one or more Principal Properties or (B) the retirement of the notes or the repayment of other Indebtedness of Staples or a Principal Subsidiary (other than such Indebtedness owned by Staples or a Principal Subsidiary) which, in the case of such Indebtedness of Staples, is not subordinate and junior in right of payment to the prior payment of the notes or
(iii) after giving effect thereto, the sum of (A) the principal amount of Indebtedness secured by all Liens incurred after the date of the Indenture and otherwise prohibited as described under "--Limitation on Liens" above and (B) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the Indenture and otherwise prohibited in accordance with this paragraph does not exceed 10% of Consolidated Net Tangible Assets of Staples. The foregoing restrictions will not apply to (x) a Sale and Leaseback Transaction providing for a lease for a term, including any renewal thereof, of not more than three years, by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued; (y) a Sale and Leaseback Transaction between Staples and a Principal Subsidiary or between Principal Subsidiaries and (z) a Sale and Leaseback Transaction between Staples or a Principal Subsidiary and a joint venture in which Staples or a Principal Subsidiary has an interest.

         MERGER, CONSOLIDATION, SALE OR CONVEYANCE

         Neither Staples nor a Guarantor Subsidiary may consolidate with or merge into any other Person or convey, transfer or lease its property and assets substantially as an entirety to any Person and neither Staples nor a Guarantor Subsidiary may permit any Person to merge into or consolidate with Staples or such Guarantor Subsidiary or convey, transfer or lease its properties and assets substantially as an entirety to Staples or such Guarantor Subsidiary unless (i) any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the entity's predecessor's obligations under the notes or the guarantees, as the case may be, with the same effect as if it had been named therein, (ii) Staples or the respective Guarantor Subsidiary (as the case may be) or such successor entity, as the case may be, will not, immediately after such consolidation, merger, conveyance, transfer or lease, otherwise be in default in the performance of any such obligations and
(iii) if, as a result of any such transaction, property or assets of Staples or any Principal Subsidiary would become subject to a Lien which would not be permitted by the limitation on Liens contained in the Indenture, Staples or the successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the notes issued under the Indenture equally and ratably with indebtedness secured by such Lien.

         Upon any such consolidation, merger, conveyance, transfer or lease, such successor entity will succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, Staples or the respective Guarantor Subsidiary (as the case may be) under the Indenture and the notes or guarantees, as the case may be, with the same effect as if such successor entity had been named therein, and Staples or the respective Guarantor Subsidiary (as the case may be) shall be released from its liability as obligor under the notes, the Indenture and the Registration Rights Agreement (described below).

         In the event of any such merger or consolidation by Staples, the Guarantor Subsidiaries must reaffirm their duties under the guarantees, and in the event of any such merger, sale, transfer, consolidation, conveyance or other disposition by any Guarantor Subsidiary, each Guarantor Subsidiary or the surviving entity, as the case may be, must reaffirm the duties and covenants of such Guarantor Subsidiary under the terms of the guarantees.

         CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used under " --Certain Covenants". Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

         "Attributable Value" in respect of any Sale and Leaseback Transaction means, as of the time of determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease and (ii) the total obligation (discounted to present value at the rate of interest applicable to the notes at the time of determination, compounded quarterly) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction.

         "Consolidated Net Tangible Assets" of Staples means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of Staples but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of Staples and computed in accordance with generally accepted accounting principles.

         "Indebtedness" of any Person means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person and (iv) every obligation of the type referred to in clauses (i) through (iii) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of clause (iv), to the extent such Person has guaranteed or is responsible or liable for such obligations).

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Net Available Proceeds" from any Sale and Leaseback Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or obligations relating to the properties or assets that are the subject of such Sale and Leaseback Transaction or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale and Leaseback Transaction; (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Sale and Leaseback Transaction and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Sale and Leaseback Transaction.

         "Person" means any individual, corporation, company, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Principal Property" means any real property or any permanent improvement thereon owned by Staples or any of its Subsidiaries including, without limitation, any office, store, warehouse, manufacturing facility or plant or any portion thereof, and any equipment located at or comprising a part of any such property, having a net book value, as of the date of determination, in excess of 1% of Consolidated Net Tangible Assets of Staples.

         "Principal Subsidiary" means any Subsidiary which owns any Principal Property.

         "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any Principal Property that, more than 12 months after (i) the completion of the acquisition, construction, development or improvement of such Principal Property or (ii) the placing in operation of such Principal Property or of such Principal Property as so constructed, developed or improved, has been or is being sold, conveyed, transferred or otherwise disposed of by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender on the security of such Principal Property. The term of such arrangement, as of any date (the "measurement date"), shall end on the date of the last payment of rent or any other amount due under such arrangement on or prior to the first date after the measurement date on which such arrangement may be terminated by the lessee, at its sole option without payment of a penalty.

         "Subsidiary" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

STATUS

         The notes will constitute direct, unsecured, unconditional and unsubordinated obligations of Staples and will at all times rank PARI PASSU among themselves and (subject to such obligations as are mandatorily preferred by law) with all other present and future unsecured and unsubordinated obligations of Staples. Most of Staples' business is conducted through subsidiaries. The guarantees of the notes will constitute direct, unsecured, unconditional, irrevocable and unsubordinated obligations of the Guarantor Subsidiaries that will rank PARI PASSU (subject to such other obligations as are mandatorily preferred by law and subject to the discussion below in "Fraudulent Conveyance") with all other present and future unsecured and unsubordinated obligations of the Guarantor Subsidiaries, including obligations under other guarantees of the obligations of Staples. The Guarantor Subsidiaries currently guarantee approximately $423 million of Staples' outstanding indebtedness as of August 3, 2002. Neither the Indenture nor the notes will limit other unsecured indebtedness or notes which may be incurred or issued by Staples or the Guarantor Subsidiaries.

         The notes will be effectively structurally subordinated to the indebtedness of the subsidiaries of Staples; however, the notes will be guaranteed on a senior unsecured basis by our Guarantor Subsidiaries. Any right of Staples to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in these assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Staples is itself recognized as a creditor of such subsidiary, in which case the claims of Staples would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Staples. As of August 3, 2002, there was outstanding approximately $15 million of indebtedness of Staples' subsidiaries that are not Guarantor Subsidiaries (excluding intercompany liabilities and liabilities of a type not required to be reflected as a liability on the balance sheets of such subsidiaries in accordance with United States generally accepted accounting principles) as to which the notes would have been effectively structurally subordinated.

FRAUDULENT CONVEYANCE

         The guarantees may be subject to review under United States federal or state fraudulent transfer law. To the extent that a United States court were to find that (x) the guarantees were incurred by any Guarantor Subsidiary with intent to hinder, delay or defraud any present or future creditor, or a Guarantor Subsidiary contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) any Guarantor Subsidiary did not receive fair consideration or reasonably equivalent value for issuing its guarantees and any Guarantor Subsidiary (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a Guarantor Subsidiary constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, a court could avoid or subordinate the guarantees in favor of a Guarantor Subsidiary's creditors. If the guarantees are subordinated, payments of principal and interest on the notes generally would be subject to the prior payment in full of all indebtedness of the Guarantor Subsidiary. Among other things, a legal challenge of the guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by a Guarantor Subsidiary as a result of the issuance by Staples of the notes. The extent (if any) to which a particular Guarantor Subsidiary may be deemed to have received such benefits may depend on Staples use of the offering proceeds, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the Guarantor Subsidiary. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. Based upon financial and other information currently available to it, Staples presently believes that the guarantees are being incurred for proper purposes and in good faith, and that the Guarantor Subsidiaries (i) are solvent and will continue to be solvent after issuing the guarantees, (ii) will have sufficient capital for carrying on their business after such issuance and (iii) will be able to pay their debts as they mature. There can be no assurance, however, that a court would necessarily agree with these conclusions, or determine that any particular Guarantor Subsidiary received fair consideration or reasonably equivalent value for issuing its guarantee.

EVENTS OF DEFAULT

         An event of default with respect to the notes (an "Event of Default") is: (a) a default in the payment of principal of any note; (b) a default for 30 days in the payment of any interest on any note or any Liquidated Damages (as described below); (c) a default in performance of any other covenant of Staples or the Guarantor Subsidiaries in the notes, the Registration Rights Agreement or the Indenture for 90 days after written notice to Staples as provided in the Indenture or (d) certain events involving bankruptcy, insolvency or reorganization of Staples or the Guarantor Subsidiaries.

         If an Event of Default (other than an Event of Default described in subsection (d) above) shall have occurred and be continuing, the Trustee shall, at the written request of the holders of not less than 25% in aggregate principal amount of the then outstanding notes, by notice in writing to Staples, declare the principal of all the notes to be due and payable immediately, and upon any such declaration such principal and any accrued interest (and Liquidated Damages) will become immediately due and payable. If an Event of Default specified in subsection (d) occurs and is continuing, the principal and any accrued interest (and Liquidated Damages) on all of the notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such declaration of acceleration has been made but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the then outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest (and Liquidated Damages), have been cured or waived as provided in the Indenture.

         No holder of notes will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless such holder of notes shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the then outstanding notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the then outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a note for the enforcement of payment of the principal or interest on such note on or after the respective due dates expressed in such note.

MODIFICATIONS AND AMENDMENTS

         The Indenture contains provisions for convening meetings of the holders of notes to consider matters affecting their interests.

         Modifications and amendments of the Indenture may be made, and certain past defaults by Staples may be waived, with the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby, (i) change the due date for any payment on any note, (ii) reduce the principal amount of any note or the interest rate thereon, (iii) change the coin or currency in which or the required places at which payments on the notes are to be made, (iv) permit Staples to redeem the notes if, prior to such action, Staples is not permitted to do so, (v) impair the unconditional nature of the Guarantees, (vi) impair the right to institute suit for the enforcement of payment in respect of a note, (vii) reduce the above-stated percentage of outstanding notes necessary to modify or amend the Indenture, (viii) reduce the percentage of aggregate principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (ix) modify the obligation of Staples to deliver information required under Rule 144A to permit resales of notes in the event Staples ceases to be subject to certain reporting requirements under the United States securities laws.

         The holders of a majority in aggregate principal amount of the outstanding notes may waive compliance by Staples and the Guarantor Subsidiaries with certain restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding notes may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest.

TITLE

         Staples, the Trustee and any paying agent may treat the registered owner of a note as the absolute owner thereof (whether or not such note shall be overdue) for the purpose of making payment and for all other purposes.

REPLACEMENT OF NOTES

         Notes that become mutilated, destroyed, stolen or lost will be replaced by Staples at the expense of the holder of such note upon delivery to the Trustee of the mutilated notes or evidence of the loss, theft or destruction thereof satisfactory to Staples and the Trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the Trustee and Staples may be required at the expense of the holder of such note before a replacement note will be issued.

FURTHER ISSUES

         Staples may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes having the same terms and conditions as the notes in all respects (or in all respects except for the payment of interest thereon accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and such further notes shall be consolidated and form a single series with the notes and shall have the same terms as to status or otherwise as the notes. References herein to the notes include (unless the context requires otherwise) any other notes issued as described in this paragraph and forming a single series with the notes.

GOVERNING LAW

         The Indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York."